Exhibit 99.1

LIMITED POWER OF ATTORNEY

WHEREAS, Michael Karfunkel (“Grantor”), Leah Karfunkel (“Mrs. Karfunkel”) and Barry Zyskind (“Mr. Zyskind,” and together with Mrs. Karfunkel, the “Trustees”) each is a party to a trust agreement, dated as of March 28, 2005 (the “Trust”); and

WHEREAS, paragraph (E) of clause FIFTH of the Agreement provides that any Trustee may, by revocable power of attorney, delegate to one or more of the co-Trustees then in office the full exercise of all or any powers granted by any provision of the Agreement to the Trustees;

WHEREAS, pursuant to a Limited Power of Attorney dated July 28, 2015 (the “2015 POA”), Mr. Zyskind granted a power of attorney to Mrs. Karfunkel with respect to the exercise of voting and investment power with respect to certain of the assets held by the Trust;

WHEREAS, the Trustees desire to modify the 2015 POA solely with respect to the 5,500,470 shares of common stock of Maiden Holdings Ltd. (”MHLD”) held by the Family Trust, it being understood that the 2015 POA shall remain in full force and effect in all other respects;

NOW THEREFORE, know all by these presents, that:

(A) Mr. Zyskind hereby makes, constitutes and appoints Mrs. Karfunkel, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of Mr. Zyskind to:

(1) exercise sole and exclusive voting power with respect to 2,300,470 shares of MHLD common stock held by the Trust;

(2) exercise sole and exclusive investment power, including dispositive power, with respect to 2,300,470 shares of MHLD common stock held by the Trust; and

(3) perform any and all other acts which in the discretion of the attorney-in-fact are necessary or desirable in connection with the foregoing.

(B) Mrs. Karfunkel hereby makes, constitutes and appoints Mr. Zyskind, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of Mrs. Karfunkel to:

(1) exercise sole and exclusive voting power with respect to the remaining 3,200,000 shares of MHLD common stock held by the Trust;

(2) exercise sole and exclusive investment power, including dispositive power, with respect to the remaining 3,200,000 shares of MHLD common stock held by the Trust; and

(3) perform any and all other acts which in the discretion of the attorney-in-fact are necessary or desirable in connection with the foregoing.

Each grantor of a power of attorney hereunder hereby gives and grants the appointed attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that the attorney-in-fact of, for and on behalf of the grantor of the power of attorney, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect and may only be revoked by each of the undersigned upon 75 days’ prior written and signed notice to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 20th day of June, 2016.

/s/ Leah Karfunkel
Leah Karfunkel, Trustee

/s/ Barry Zyskind
Barry Zyskind, Trustee

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 20th day of June, 2016, Leah Karfunkel personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jeffrey A. Weissmann
Notary Public

My Commission Expires:	3/1/20

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 20th day of June, 2016, Barry Zyskind personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jeffrey A. Weissmann
Notary Public

My Commission Expires:	3/1/20